Exhibit 99.1

NEWS RELEASE

HighPeak Energy, Inc. Chief Executive Officer, Jack Hightower, and President,

Michael Hollis, to Participate in Water Tower Research Fireside Chat

FORT WORTH, Texas, August 17, 2022 (GLOBE NEWSWIRE)— HighPeak Energy, Inc. (NASDAQ: HPK) (“HighPeak Energy”), today announced that Chief Executive Officer, Jack Hightower, and President, Michael Hollis, will participate in a fireside chat with Jeff Robertson of Water Tower Research at 11:00 a.m. Eastern Time on Thursday, August 18, 2022.

Topics expected to be discussed during the fireside chat include HighPeak Energy’s Permian Basin growth platform.

The registration link to listen to the fireside chat is: https://us06web.zoom.us/webinar/register/WN_3udRd9hZRwWY0PTqUOxuWA.

About HighPeak Energy, Inc.

HighPeak Energy is a publicly traded independent oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Investor Contact:

Ryan Hightower

Vice President, Business Development

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.